UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2022

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                            616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2022, the board of directors of Mercantile Bank Corporation (the “Company”) promoted Brett Hoover to the role of Senior Vice President, Human Resources Director of the Company. Mr. Hoover will assume his new role effective January 1, 2023.

Mr. Hoover (age 52) has been serving as Senior Vice President, Human Resources Director of the Company’s wholly-owned banking subsidiary, Mercantile Bank (the “Bank”), since March 4, 2022, and Mr. Hoover will continue in this role with the Bank after his promotion. Mr. Hoover has been an employee of the Bank for over 15 years, and the executive management team believes Mr. Hoover is well suited for his new role with the Company.

In connection with Mr. Hoover’s promotion, the Company, the Bank, and Mr. Hoover amended and restated, in its entirety, the Employment Agreement (the “Agreement”) with the Bank into which Mr. Hoover had previously entered as of November 18, 2021 and effective January 1, 2022. The amended and restated Agreement is effective as of January 1, 2023 and is attached hereto as Exhibit 10.1. The material terms of the Agreement are as follows:

●
The Agreement provides for an employment term of three years. The term will automatically extend for an additional year as of each December 31 unless notice of non-extension is given by the Company, the Bank, or Mr. Hoover.

●
The Agreement provides that the Bank’s board of directors will establish Mr. Hoover’s annual base salary, which will not be less than Mr. Hoover’s annual base salary for the immediately preceding year. Mr. Hoover is also entitled to receive bonuses and other discretionary compensation as awarded by the board of directors of the Company or the Bank.

●
Mr. Hoover will be entitled to participate in such employee benefit plans, whether contributory or non-contributory, such as group life and disability insurance plans; hospital, surgical, vision, and dental benefit plans; or other bonus incentive, profit sharing, stock option, retirement, or other employee benefit plans of the Company and the Bank, as may now or hereafter exist to the extent that Mr. Hoover meets the eligibility requirements of any such plans.

●	Mr. Hoover is entitled to the payment of base salary for the remainder of his employment term if his employment terminates due to disability.

●	If Mr. Hoover dies, the Bank will pay his legal representative a lump sum death benefit in the amount of $100,000.

●
In the event of a termination without cause or a “good reason” termination, Mr. Hoover will receive the greater of his annual base salary payable for the remainder of his employment term, or an amount equal to $250,000, payable in 18 monthly installments, along with life, disability, and medical coverage for 18 months for Mr. Hoover and his dependents.

●
After his employment term but before age 65, if Mr. Hoover’s employment terminates without cause or his annual base salary is reduced without consent and without cause, the Bank will pay Mr. Hoover an amount of $250,000 in 18 monthly installments, along with life, disability, and medical coverage for 18 months for Mr. Hoover and his dependents.

●	Mr. Hoover agreed not to compete with the Company, the Bank, or any of their affiliates for a period of 18 months following termination of his employment.

●
The Company, the Bank, and Mr. Hoover entered into an amended and restated change in control agreement effective as of January 1, 2023. The change in control agreement for Mr. Hoover is attached as an addendum to the Agreement. Mr. Hoover’s change in control agreement provides that if his employment is terminated without cause or in the event of a “good reason” termination within 24 months after a change in control, Mr. Hoover will receive a lump sum payment in the amount of $250,000, in addition to any other payments owing under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Hoover and any other persons pursuant to which Mr. Hoover was selected as Senior Vice President, Human Resources Director of the Company or the Bank. There are no family relationships between Mr. Hoover and any of the Company’s or the Bank’s directors or executive officers. Mr. Hoover has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

10.1           Amended and Restated Employment Agreement by and among Mercantile Bank Corporation, Mercantile Bank, and Brett Hoover

104            Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: November 18, 2022

Exhibit Index

Exhibit Number                    Description

10.1         Amended and Restated Employment Agreement by and among Mercantile Bank Corporation, Mercantile Bank, and Brett Hoover

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)